UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 Parks Boulevard, Oxford Parks, 1st Floor
 Dunkeld, Johannesburg, South Africa 2196
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Existing Employment Agreement and New South African Employment Agreement for Mr. Mazanderani

Lesaka Technologies, Inc. amended and restated employment agreement

On December 4, 2023, Mr. Mazanderani and Lesaka Technologies, Inc. (the “Company”) entered into an employment agreement for his services as Executive Chairman, which became effective on February 1, 2024. On July 30, 2026, Mr. Mazanderani and the Company amended and restated his employment agreement to extend the expiration date to June 30, 2029, with all other terms remaining unchanged. The Company and Mr. Mazanderani acknowledged that Mr. Mazanderani’s commitment shall only be for fifty percent (50%) of full-time equivalence, as reasonably determined by the Board and that he is subject to certain restrictive covenants and compliance with Company policies. Mr. Mazanderani receives an annual base salary of $600,000.

Mr. Mazanderani will not be eligible for a short-term cash incentive award, or any other bonus program implemented by the Company, during the term of his employment agreement. The employment agreement does not provide for any severance benefits. Either party must provide the other party three months advance notice prior to terminating the employment agreement prior to June 30, 2029 in the absence of cause or a material breach.

Lesaka Technologies Proprietary Limited employment agreement

On July 30, 2026, Mr. Mazanderani and the Company’s wholly owned subsidiary, Lesaka Technologies Proprietary Limited (“Lesaka SA”), entered into an employment agreement (“SA Employment Contract”) under which Mr. Mazanderani will accept certain duties, responsibilities, functions and authority in respect of the business conducted by each of the Company’s Consumer, Merchant and Enterprise divisions. The SA Employment Contract is effective from July 1, 2026, and will terminate on June 30, 2028. Under the terms of the SA Employment Contract, Mr. Mazanderani and the Company may agree in writing to extend the termination date to June 30, 2029. Mr. Mazanderani will receive an annual base salary of ZAR 5,000,000 per annum, and Lesaka SA will be responsible for the costs of travel undertaken by Mr. Mazanderani for business purposes, up to a maximum amount of ZAR 4,000,000 per financial year. The SA Employment Contract includes other customary terms and conditions for arrangements of this nature. Mr. Mazanderani will not be eligible for a short-term cash incentive award or any other bonus program implemented by the Company during the term of the SA Employment Contract.

The foregoing description of the agreements with Mr. Mazanderani does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.01 - 10.02 and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description
10.1	Amended and Restated Employment Agreement, dated as of July 30, 2026, between Lesaka Technologies, Inc. and Ali Mazanderani
10.2	Employment Agreement, dated as of July 30, 2026, between Lesaka Technologies (Pty) Ltd and Ali Mazanderani
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: July 30, 2026	By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Group Chief Financial Officer